Sprinklr Announces Second Quarter Fiscal 2024 Results
•Q2 Total Revenue of $178.5 million, up 18% year-over-year
•Q2 Subscription Revenue of $163.5 million, up 23% year-over-year
•Continued growth and operational improvements generate net cash provided by operating activities of $14.6 million and free cash flow* of $8.7 million in Q2
•RPO and cRPO up 35% and 22% year-over-year, respectively
•120 $1 million customers, up 22% year-over-year

NEW YORK, New York--September 6, 2023--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its second quarter ended July 31, 2023.
“We had another solid quarter across the board with strength in Sprinklr Service product suite and a record level of profitability. Our teams continue to innovate across our unified-CXM platform with new features and enhancements to our AI+ strategy. We’re encouraged by customers’ growing demand to unify their front-office teams and technology leading to better customer experiences,” said Ragy Thomas, Founder and CEO at Sprinklr.

Second Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the second quarter was $178.5 million, up from $150.6 million one year ago, an increase of 18% year-over-year. Subscription revenue for the second quarter was $163.5 million, up from $133.1 million one year ago, an increase of 23% year-over-year.
•Operating Income (Loss) and Margin*: Second quarter operating income was $5.5 million, compared to an operating loss of $21.7 million one year ago. Non-GAAP operating income was $21.3 million, compared to a non-GAAP operating loss of $4.9 million one year ago. For the second quarter, GAAP operating margin was 3% and non-GAAP operating margin was 12%.
•Net Income (Loss) Per Share*: Second quarter net income per share, basic was $0.04, compared to net loss per share, basic of $0.09 in the second quarter of fiscal year 2023. Non-GAAP net income per share, basic for the second quarter was $0.10, compared to non-GAAP net loss per share, basic of $0.03 in the second quarter of fiscal year 2023.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of July 31, 2023 was $628.4 million.

* Free cash flow, Non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to Net cash provided by operating activities, operating income (loss), net income (loss) or income (loss) per share, as applicable, the closest comparable GAAP measure, at the end of this release.

Financial Outlook
Sprinklr is providing the following guidance for the third fiscal quarter ending October 31, 2023:
•Subscription revenue between $164 million and $166 million.
•Total revenue between $179 million and $181 million.
•Non-GAAP operating income between $15 million and $17 million.
•Non-GAAP net income per share between $0.06 and $0.07, assuming 274 million basic weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2024:
•Subscription revenue between $658 million and $660 million.
•Total revenue between $719 million and $721 million.
•Non-GAAP operating income between $65 million and $67 million.
•Non-GAAP net income per share between $0.30 and $0.31, assuming 273 million basic weighted-average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures associated with our condensed consolidated statements of operations:
•Non-GAAP gross profit and non-GAAP gross margin
•Non-GAAP operating income (loss) and non-GAAP operating margin
•Non-GAAP net income (loss) and non-GAAP net income (loss) per share
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense-related charges and amortization of acquired intangible assets. We believe that it is useful to exclude stock-based compensation expense-related charges and amortization of acquired intangible assets in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. In periods of net loss, we calculate non-GAAP net income (loss) per share by using non-GAAP net income (loss) divided by basic weighted average shares for the period regardless of whether we are in a non-GAAP net income or (loss) position and assuming that all potentially dilutive securities are anti-dilutive.
In addition, the press release and the accompanying tables contain free cash flow which is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, September 6, 2023, to discuss second quarter fiscal 2024 financial results, as well as the third quarter and full year fiscal 2024 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13740665. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,400 global enterprises — brands like Microsoft, P&G, Samsung and more than 50% of the Fortune 100.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year fiscal 2024, our growth strategy and the ability of our platform to deliver a unified experience to address our customers’ demands. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable market and economic conditions, including as a result of increases in inflation rates, higher interest rates, recent bank closures or instability, public health crises and geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, filed with the SEC on June 5, 2023, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
PR@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	July 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$147,683	$188,387
Marketable securities	480,725	390,239
Accounts receivable, net of allowance for doubtful accounts of $3.6 million and $3.2 million, respectively	177,442	205,038
Prepaid expenses and other current assets	72,039	78,865
Total current assets	877,889	862,529
Property and equipment, net	27,622	22,885
Goodwill and other intangible assets	50,254	50,349
Operating lease right-of-use assets	30,094	15,725
Other non-current assets	86,794	73,503
Total assets	$1,072,653	$1,024,991

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$22,791	$30,101
Accrued expenses and other current liabilities	70,800	97,524
Operating lease liabilities, current	6,868	7,134
Deferred revenue	322,944	324,140
Total current liabilities	423,403	458,899
Deferred revenue, non-current	488	1,371
Deferred tax liability, non-current	1,303	1,289
Operating lease liabilities, non-current	24,984	9,633
Other liabilities, non-current	5,189	4,467
Total liabilities	455,367	475,659
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	3
Class B common stock	4	6
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,128,689	1,074,149
Accumulated other comprehensive loss	(4,262)	(4,384)
Accumulated deficit	(483,318)	(496,611)
Total stockholders’ equity	617,286	549,332
Total liabilities and stockholders’ equity	$1,072,653	$1,024,991

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue:
Subscription	$163,452	$133,075	$321,117	$260,395
Professional services	15,013	17,555	30,711	35,213
Total revenue	178,465	150,630	351,828	295,608
Costs of revenue:
Costs of subscription (1)	27,783	25,402	55,259	50,510
Costs of professional services (1)	15,684	16,757	30,145	33,370
Total costs of revenue	43,467	42,159	85,404	83,880
Gross profit	134,998	108,471	266,424	211,728
Operating expense:
Research and development (1)	24,323	19,989	45,084	37,323
Sales and marketing (1)	80,118	86,942	169,320	173,880
General and administrative (1)	25,068	23,215	49,724	45,328
Total operating expense	129,509	130,146	264,128	256,531
Operating income (loss)	5,489	(21,675)	2,296	(44,803)
Other income (expense), net	7,237	(84)	11,996	211
Income (loss) before provision for income taxes	12,726	(21,759)	14,292	(44,592)
Provision for income taxes	2,241	2,168	999	4,623
Net income (loss)	$10,485	$(23,927)	$13,293	$(49,215)
Net income (loss) per share, basic	$0.04	$(0.09)	$0.05	$(0.19)
Weighted average shares used in computing net income (loss) per share, basic	268,900	258,785	267,271	257,860
Net income (loss) per share, diluted	$0.04	$(0.09)	$0.05	$(0.19)
Weighted average shares used in computing net income (loss) per share, diluted	283,853	258,785	282,951	257,860
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
Costs of subscription	$290	$389	$590	$798
Costs of professional services	405	779	808	1,402
Research and development	3,897	3,148	6,964	5,496
Sales and marketing	6,311	7,809	12,266	13,665
General and administrative	3,962	4,072	7,547	7,350
Stock-based compensation expense, net of amounts capitalized	$14,865	$16,197	$28,175	$28,711

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2023	2022
Cash flow from operating activities:
Net income (loss)	$13,293	$(49,215)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	7,329	5,502
Bad debt expense	1,149	1,484
Stock-based compensation expense, net of amounts capitalized	28,175	28,711
Non-cash lease expense	2,998	3,002
Deferred income taxes	(3,402)	—
Net amortization/accretion on marketable securities	(7,998)	577
Other non-cash items, net	39	—
Changes in operating assets and liabilities:
Accounts receivable	26,474	18,452
Prepaid expenses and other current assets	7,917	14,245
Other non-current assets	(4,874)	(393)
Accounts payable	(7,897)	22,618
Operating lease liabilities	(2,896)	(3,730)
Accrued expenses and other current liabilities	(25,632)	(18,714)
Litigation settlement	—	(12,000)
Deferred revenue	(2,156)	(6,280)
Other liabilities	616	(1,285)
Net cash provided by operating activities	33,135	2,974
Cash flow from investing activities:
Purchases of marketable securities	(288,727)	(448,083)
Sales of marketable securities	380	2,838
Maturities of marketable securities	205,911	267,699
Purchases of property and equipment	(4,413)	(2,352)
Capitalized internal-use software	(5,744)	(5,016)
Net cash used in investing activities	(92,593)	(184,915)
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	21,350	10,429
Proceeds from issuance of common stock upon ESPP purchase	3,970	6,213
Net cash provided by financing activities	25,320	16,642
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(89)	(1,919)
Net change in cash, cash equivalents and restricted cash	(34,227)	(167,218)
Cash, cash equivalents and restricted cash at beginning of period	188,387	321,426
Cash, cash equivalents and restricted cash at end of period	$154,160	$154,208

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Non-GAAP gross profit and non-GAAP gross margin:
U.S. GAAP gross profit	$134,998	$108,471	$266,424	$211,728
Stock-based compensation expense-related charges (1)	710	1,212	1,423	2,246
Non-GAAP gross profit	$135,708	$109,683	$267,847	$213,974
Gross margin	76%	72%	76%	72%
Non-GAAP gross margin	76%	73%	76%	72%

Non-GAAP operating income (loss):
U.S. GAAP operating income (loss)	$5,489	$(21,675)	$2,296	$(44,803)
Stock-based compensation expense-related charges (2)	15,724	16,615	29,839	29,319
Amortization of acquired intangible assets	50	133	100	265
Non-GAAP operating income (loss)	$21,263	$(4,927)	$32,235	$(15,219)
Operating margin	3%	(14)%	1%	(15)%
Non-GAAP operating margin	12%	(3)%	9%	(5)%

Free cash flow:
Net cash provided by operating activities	$14,574	$5,884	$33,135	$2,974
Purchase of property and equipment	(2,788)	(1,714)	(4,413)	(2,352)
Capitalized internal-use software	(3,061)	(2,728)	(5,744)	(5,016)
Free cash flow	$8,725	$1,442	$22,978	$(4,394)
(1) Employer payroll tax related to stock-based compensation for the periods ended July 31, 2023 and 2022 was immaterial as it relates to the impact to gross profit.
(2) Includes $0.9 million and $0.4 million of employer payroll tax related to stock-based compensation expense for the three months ended July 31, 2023 and 2022, respectively, and $1.7 million and $0.6 million of employer payroll tax related to stock-based compensation expense for the six months ended July 31, 2023 and 2022, respectively.

	Three Months Ended July 31,
	2023			2022
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP Net Income (Loss) reconciliation to Net Income (Loss)
Net income (loss)	$10,485	$0.04	$0.04	$(23,927)	$(0.09)	$(0.09)
Add:
Stock-based compensation expense-related charges	15,724	0.06	0.05	16,615	0.06	0.06
Amortization of acquired intangible assets	50	0.00	0.00	133	0.00	0.00
Total additions, net	15,774	0.06	0.05	16,748	0.06	0.06
Non-GAAP Net Income (Loss)	$26,259	$0.10	$0.09	$(7,179)	$(0.03)	$(0.03)
Weighted-average shares outstanding used in computing net income (loss) per share, basic	268,900			258,785
Weighted average shares outstanding used in computing net income (loss) per share, diluted	283,853			258,785

	Six Months Ended July 31,
	2023			2022
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP Net Income (Loss) reconciliation to Net Income (Loss)
Net income (loss)	$13,293	$0.05	$0.05	$(49,215)	$(0.19)	$(0.19)
Add:
Stock-based compensation expense-related charges	29,839	0.11	0.10	29,319	0.11	0.11
Amortization of acquired intangible assets	100	0.00	0.00	265	0.00	0.00
Total additions, net	29,939	0.11	0.10	29,584	0.11	0.11
Non-GAAP Net Income (Loss)	$43,232	$0.16	$0.15	$(19,631)	$(0.08)	$(0.08)
Weighted-average shares outstanding used in computing net income (loss) per share, basic	267,271			257,860
Weighted average shares outstanding used in computing net income (loss) per share, diluted	282,951			257,860